Exhibit 13.1

 Energy Hunter Resources, Inc.  Investor PresentationNovember 2016  PROPRIETARY AND CONFIDENTIAL

 Energy Hunter Resources, Inc. has filed an offering statement on Form 1-A relating to its securities with the Securities and Exchange Commission but it has not yet become qualified. You may obtain a copy of the most recent version of the offering statement containing the preliminary offering circular with the following link: https://www.sec.gov/Archives/edgar/data/1679073/000156761916003100/0001567619-16-003100-index.htm. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of theses securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A, until an offering statement is qualified by the U.S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.  PROPRIETARY AND CONFIDENTIAL  2  Legal Disclaimer

 This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, ”projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this presentation are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this presentation of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. Energy Hunter has no history of operations and has not yet acquired or developed any proved oil or gas reserves.All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: The success of the company’s exploration and development efforts; the price of oil, gas and other produced gasses and liquids; the worldwide economic situation; changes in interest rates or inflation; the ability of the company to transport gas, oil and other products; the ability of the company to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; cost of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.RESERVE/RESOURCE DISCLOSUREThe Securities & Exchange Commission (“SEC”) permits oil and gas reporting companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms. The Company is not an SEC reporting company. In this presentation, the Company sometimes refers to broader, less precise terms when characterizing reserve estimates, such as “resource potential”, “recoverable reserves” and “estimated ultimate recovery”, or “EUR”, which the SEC does not permit to be disclosed in SEC filings and are not intended to conform to SEC filing requirements. These estimates are by their nature more speculative than those that would be disclosed in an SEC filing and thus are subject to substantially greater uncertainty of being realized. These estimates as well as any PV-10 estimates contained herein are based on internal estimates, are not reviewed or reported upon by any independent third party, and are subject to ongoing review. Actual quantities recovered will likely differ substantially from these estimates. Factors affecting ultimate recovery of reserves include the scope of our actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices (including prevailing oil and gas prices), availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates, and other factors. These estimates may change significantly as the development of properties provides additional data.Reserve data is presented in barrels of oil equivalent, or “BOE”, amounts. A conversion ratio of one BOE to six thousand cubic feet (“Mcf”) of gas, or one barrel (“Bbl”) of oil is used, based on an energy content correlation.   PROPRIETARY AND CONFIDENTIAL  3  Important Notices

PROPRIETARY AND CONFIDENTIAL

Business Description

Energy Hunter Resources ("EHR") has been created by an experienced Management Team, led by Gary C. Evans, to acquire and develop properties within the most prolific resource plays in the United States

- **South Texas** – Eagle Ford Shale (initial focus)
- **West Texas** – Permian Basin
- **Appalachia** – Marcellus / Utica Shale (minerals / royalty)

Key Business Objectives:

1. Focus on acquisitions and low-risk horizontal development opportunities within the regions that continue to generate exceptional returns even in today's lower commodity price environment
2. Leverage Management's extensive industry network and operational expertise to identify and execute on these opportunities not generally known by industry competitors

- **Initial portfolio of assets consists of prime Eagle Ford acreage along the liquids window**
  - Deal flow from Management's industry contacts allows the Team to quickly evaluate deals before others
  - Provides extensive development opportunities in a very mature, well-understood shale trend
  - Management has proven track record of operating and unlocking value in this region
  - Eagle Ford region profitable even at today's prices

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PROPRIETARY AND CONFIDENTIAL

Management

Gary C. Evans *Chairman & CEO*	➢ Founded Magnum Hunter Resources Inc. (MHR 1.0) in 1985, and served as Chairman & CEO for 20 years before selling to Cimarex Energy (Symbol: XEC) in 2005, overseeing the growth of a company he started with an initial $1,000 investment into a ~$2.1Bn sale ➢ Most recently served as Chairman & CEO of Magnum Hunter Resources Corp. (MHR 2.0), which he took from $0.35/share upon joining the Company to $9.16/share at its peak before the crash in commodity prices ➢ Founded mid-stream gas gathering company Eureka Hunter Holdings in 2010; current estimated value ~$1Bn
Kip Ferguson *EVP Exploration/ Development*	➢ 28+ years of exploration and development experience in many of the major U.S. basins ➢ Most recently served as EVP of Exploration for MHR 2.0, where he was in charge of the exploration and development of the Eagle Ford properties ➢ Was previously President and Director of Sharon Resources, Inc., which was acquired by MHR 2.0 in 2009 as their entry point into the Eagle Ford Shale play
Brian Burgher *VP Land*	➢ 30+ years of experience in oil and gas, with an emphasis on leases, land and legal areas ➢ Was SVP of Land for MHR 2.0 where he served as land manager for their Eagle Ford assets, which were assembled, developed and sold under his oversight ➢ Oversaw the acquisition, due diligence and divesture of over $1bn of leases and wells ➢ Has worked in all facets of field operations and management over the course of his career
Brada Wilson *Controller & Secretary*	➢ 20+ years of experience in all phases of oil and gas accounting ➢ Most recently worked for MHR 2.0 for 5 years in the finance department ➢ Previously served as Controller for CWF Energy, Inc.
Jason Wilson *Manager of Geology*	➢ 20+ years of experience in geology and operations across EHR's target areas ➢ Was a member of the MHR 2.0 Eagle Ford operation team that successfully executed the grassroots development of the Gonzales/Lavaca acreage that sold for $401MM ➢ Has also previously worked for Anadarko, Sharon Resources and New Standard Energy

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PROPRIETARY AND CONFIDENTIAL

Proven Execution Team – *Value Through the Drill Bit*

Management's Operational Track Record in the Eagle Ford

Management has successfully executed in the area, previously growing a small acreage position into an asset with 50 wells producing 14,260 gross / 5,277 net BOEPD

Bought Right

Late 2009: acquired 2,000 acres in the Eagle Ford via the acquisition of Sharon Resources

- Began building out the position throughout **Gonzales and Lavaca** Counties
- Entered into a 50/50 AMI Joint Venture with Hunt Oil

Operated Right

- Completed **21** gross wells in ~24 months
  - *Versus **10** gross Hunt-Operated wells*
- Increased the number of stages *from 9 to 20+* (at decreased spacing)
  - Increased the effective lateral length to **6000'** to *maximize production*
- Production far outperformed partner's:
  - Avg. IP/30-day rates of **1,606/871 BOEPD** (20+ Stages)
  - *Versus **561/397 BOEPD** for Hunt Oil*

Sold Right

Spring 2013: Sold ~19,000 net acres in Gonzales/Lavaca Counties to Penn Virginia for $401MM

- *Initial investment was $2.35MM plus $263MM of capital spent on development*

Exploration → Optimization & Development → Execution

Generated ~$400MM of value on acreage one county over from EHR's initial asset position

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PROPRIETARY AND CONFIDENTIAL

Proven Partners

Management has engaged a group of top-tier service providers and industry experts to ensure the utmost quality execution in all facets of the business

Reserve Engineers

Netherland, Sewell & Associates, Inc.

- Founded in 1961
- #1 petroleum consulting firm for SEC reserve reporting
- Clients include:

ExxonMobil

bp

Anadarko Petroleum Corporation

Marathon Oil Corporation

Auditors

BDO USA, LLP

- Founded in 1910
  - 1,408 offices in 154 different countries
- 300+ publicly traded U.S. clients
- Ranked 5th globally

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PROPRIETARY AND CONFIDENTIAL

Competitive Advantages

Seasoned Management Team	➢ Industry veterans with a combined 100+ years experience in oil and gas and running public companies ➢ Substantial history operating together as a team building shareholder value ➢ Management connections provide access to top-tier industry partners, land owners, and financial sponsors
Proven Execution Capabilities	➢ CEO has successfully started, run and sold a public E&P company (MHR 1.0) – *Built ~$2.1Bn of value in the process* ➢ CEO delivered a ~2,000%+ increase to market value in < 20 months after joining his second public company (MHR 2.0) ➢ Clear ability to operate and optimize acreage from past performance
Premier Initial Assets	➢ Targeting liquids-rich top-tier resource plays, starting with Eagle Ford Shale ➢ Initial projects are located along the most economic trend in the play – *Karnes County is the largest producer of crude oil in Texas by volume* ➢ Estimated net probable reserves ~405 MBOE per well[(1)] ➢ Based on 24 potential drilling locations, total net recoverable reserves could be 9.72MMBOE[(2)]

(1) Per Netherland, Sewell & Associates, Inc. ("NSAI") report dated October 21, 2016 ("NSAI report"). Based on six potential drilling locations associated with probable reserves.
(2) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well. Includes potential well locations not currently associated with probable reserves

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PROPRIETARY AND CONFIDENTIAL

Business Strategy

Smaller bite size and extensive industry relationships should give Energy Hunter Resources access to top-quality acreage at below-market prices

Exploit Initial Asset Portfolio

- Fund capital expenditures for drilling and completion of Gap Band and Mixon project assets
- Leverage best-in-class operational procedures to minimize operating costs
- Leverage available technology to optimize completion designs in order to reduce D&C costs and maximize well-level returns

Leverage Technology and Operational Expertise to Enhance Development

- Optimize drilling schedules and high-grade asset portfolio to deliver top tier returns
- Capitalize on downspacing and other portfolio enhancement opportunities
- Opportunistically develop midstream infrastructure to minimize operating costs in key focus areas

Make Bolt-on Acquisitions

- Opportunistically acquire small asset packages that offer attractive entry prices and fit well into the EHR portfolio
- Management's relationships with other operators, private equity, banks and other counterparties provide early access to pipeline of acquisition opportunities
- Focus on oily assets in proven hydrocarbon systems
- Control exploration risk

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PROPRIETARY AND CONFIDENTIAL

Acquisition Criteria

Basin & Unconventional Play Selection – Goal is to acquire the "best of the best" at the best price

Management actively assesses dealflow in targeted plays to find attractive acquisition opportunities with the objective of generating the highest IRR with the lowest risk

Key Points Considered:

- Operators no longer require a large acreage position throughout an unconventional play to succeed
- **"Not all rock is the same"** - Most unconventional plays have become better defined and are past the exploratory stage of development, understanding the exact phase of development is key to assessing risk
  - Exploration - operators are still testing the limits of the play
  - Optimization - operators are making adjustments to drilling and completion techniques
  - Development execution – completions are optimized and operators begin to drill the "best of the best"
- Existing market infrastructure and deployed service company(ies) are essential for operational success

Portfolio Criteria:

1. **Management has prior operating history and expertise in the area** – focus on Eagle Ford, Permian and Marcellus/Utica (minerals/royalty)
2. **High reservoir quality with rock completion acceptability**
3. **Strong offsetting /tertiary production characteristics**
4. **Geologic and structural simplicity -** Lack of faulting, ideal depth and thickness, multiple objective benches
5. **Low to medium risk level –** play is either almost through the Optimization phase or already in Development
6. **Fully developed infrastructure and with service deployment**

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PROPRIETARY AND CONFIDENTIAL

Initial Asset Portfolio Overview

The Gap Band and Mixon Projects consist of a combined 427 gross (400 net) acres located in the heart of the Eagle Ford Shale (EFS) along the Edwards trend in Karnes County, TX. Areas are prospective for both the lower and upper EFS as well as the Austin Chalk.

- Karnes county is the **top crude oil producing county in the State of Texas by volume**
- EFS is one of the most prolific liquids producers in the U.S. and is the largest producer of tight oil, accounting for 30% of total U.S. tight oil production[1]
- Fourteen Lower Eagle Ford (LEF) and Ten Upper Eagle Ford (UEF) wells can be drilled across the two projects
  - Potential for Austin Chalk (not included in initial development estimates)

Assets

- Combined 427 acres in Karnes County, TX
  - Located along highly profitable Edwards trend
  - Projects only 5-10 miles apart
- Total net recoverable reserves ~9.72MMBOE[3]
- Adjacent Producers include:
  - ConocoPhillips
  - EOG Resources
  - Marathon Oil


Karnes - EFS


Gap Band Prospect
Mixon Prospect
Karnes County

Projected Economics[2]

Gap Band & Mixon Projects	
Initial Drilling:	6 wells
CAPEX per Well:	$5,600M
Net Probable Reserves: Oil: Gas:	**2,430 MBOE** 1,476 MBbl 5,728 MMcf
PV-10 (M$)	**$18,749**

(1) For the twelve-month period ended June 30, 2016
(2) Management estimates using 6-30-16 NYMEX Strip Pricing Deck and NSAI report
(3) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well. Includes potential well locations not currently associated with probable reserves.

Sources: U.S. Department of Energy ("EIA"), Wood Mackenzie and Wall Street Research

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PROPRIETARY AND CONFIDENTIAL

The Opportunity - Mixon & Gap Band

Extensive Development Opportunities	➢ 14 wells can be drilled in the LEF formation on the two prospects – LEF is ~185' thick with an average net pay thickness of 155' ➢ An additional 10 wells can be drilled in the UEF, which is 67' thick with 38' of net pay ➢ Lateral lengths average 3,500' (23 frac stages @ 150' spacing) ➢ Expected net recoverable reserves from the projects are ~246 MBbl and 954 MMcfg per well ➢ Total net recoverable reserves are estimated at 5.9 MMBbl and 22.9 Bcfg, or 9.72 MMBOE
Attractive Production Profile	➢ At current NYMEX strip pricing, wells reach payout in just over a year ➢ Historical offset production compares to the best in the trend – ConocoPhillips David Reynolds A Unit #1 well located 2 miles east of Gap Band acreage has an EUR of 620 MBO ➢ Drilling and completion costs have decreased dramatically, improving per well economics
Infrastructure Take Away	➢ Projects are situated in the heart of the EFS trend and surrounded by existing production units ➢ Karnes County area has numerous take away options for produced natural gas, either low pressure gathering or high pressure transport ➢ Wet gas processing capacity is abundant and available ➢ Energy Transfer, DCP Midstream and Enterprise Products pipelines are located within 1-2 miles from both the Mixon and Gap Band Projects

Source: Company Data & Projections and Wall Street Research

12

 13  Initial Asset Base  Estimated Reserves  Present Worth  Net Probable Reserves: 2,430 MBOE  PROPRIETARY AND CONFIDENTIAL  NSAI report, dated October 21, 2016. Assumes 6 wells drilled and utilizes NYMEX strip pricing as of 6-30-16Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well. Includes potential well locations not currently associated with probable reserves  Reserve Profile(1)  PV-10 (M$): $18,749  Based on the 24 potential drilling locations identified, total net recoverable reserves could be 5.9 MMBbl and 22.9 Bcfg, or 9.72MMBOE(2)

 Lease Positions by OperatorCurrent Acreage Ownership  Three of the top five Eagle Ford producers have large acreage positions in Karnes County EHR’s acreage is located among a “hot spot” of EUR’s ranging from 400-800 MBO, as denoted in the map on the right  14  Prime Positioning in Core of Eagle Ford Play  Source: ShaleExperts Operator Acreage data through September 2016, Investor Presentations, DrillingInfo and Wall Street Research March 2016  PROPRIETARY AND CONFIDENTIAL  Estimated Ultimate Recovery (MBO)Average per Producing Well    Karnes County

 15  Small IPO Satisfies Capital Needs for Initial Asset Portfolio  Sources of Funds     ($000s)    Uses of Funds      ($000s)  Proceeds from Equity Raise    $ 50,000     Initial Well Costs     11,200           Additional CapEx     22,400           Working Capital     12,350              Fees & Expenses(1)      4,050   Total Sources      $ 50,000     Total Uses     $ 50,000                 Assumed Closing:    12/1/2016          Price Deck                       Scenario: Strip    2016  2017  2018  2019  2020  2021+  Crude ($/bbl): WTI NYMEX 6-30-16    $49.54  $52.17  $53.69  $54.60  $55.43  $56.22  Gas ($/mmBtu): Nat Gas NYMEX 6-30-16    $3.04  $3.18  $3.02  $3.00  $3.06  $3.19                  Production                        Scenario: Base                  Initial Wells Drilled:    2 (1 Gap, 1 Mixon)              Additional Wells Drilled:    4 (2 Gap, 2 Mixon)              Start Date:    1/1/2017              First Production:    4/1/2017              Drilling Schedule:       D&C      Add. Completion          Gap Band #1  1/1/2017      4/1/2019          Mixon #1  1/1/2017      4/1/2019          Gap Band #2  6/1/2017      9/1/2019          Gap Band #3  7/1/2017      10/1/2019          Mixon #2  9/1/2017      12/1/2019          Mixon #3  10/1/2017      1/1/2020      PROPRIETARY AND CONFIDENTIAL  Includes offering expenses and other costs associated with becoming a public company and listing on a national exchange

 KEY PROJECT ASSUMPTIONS      Gap Band  Gross Probable Reserves (MBO)  387  Complete Well Cost ($000s)  $5,600  Working Interest  93.75% First Production; 87.5% Pay Out  Net Revenue Interest  70.31% First Production;65.63% Pay Out  Severance Tax (Oil % / Gas %)  4.6 / 7.5  Ad Valorem Tax (% Rev)  2.5%  Fixed LOE ($/Mo.)  $15,000 First Production$7,000 terminal  Water Op Cost ($/Bbl)  $1.00  Oil Price Differential  ($2.00)  Gas Price Differential  ($0.25)  MMBtu/Mcf  1.15  Land Position (gross)  150 acres  Well Spacing (ft)  500  Average Lateral Length (ft)  3,500  Frac staging  23 stages @ 150’ spacing  Total Wells Drilled  3  16  Illustrative Single Well Economics – Gap Band  TYPE CURVES  Parameter Assumptions:  30 Day IP (BO/d / BOE/d)  667 / 1,041   Initial Decline (Oil)  88%  B Factor  0.8  PROPRIETARY AND CONFIDENTIAL

 KEY PROJECT ASSUMPTIONS      Mixon  Gross Probable Reserves (MBO)  343  Complete Well Cost ($000s)  $5,600  Working Interest  93.75% First Production; 87.5% Pay Out  Net Revenue Interest  70.31% First Production;65.63% Pay Out  Severance Tax (Oil % / Gas %)  4.6 / 7.5  Ad Valorem Tax (% Rev)  2.5%  Fixed LOE ($/Mo.)  $15,000 First Production$7,000 terminal  Water Op Cost ($/Bbl)  $1.00  Oil Price Differential  ($2.00)  Gas Price Differential  ($0.25)  MMBtu/Mcf  1.15  Land Position (gross)  277 acres  Well Spacing (ft)  400  Average Lateral Length (ft)  3,500  Frac staging  23 stages @ 150’ spacing  Total Wells Drilled  3  17  Illustrative Single Well Economics – Mixon  TYPE CURVES  PROPRIETARY AND CONFIDENTIAL  Parameter Assumptions:  30 Day IP (BO/d / BOE/d)  668 / 1,061   Initial Decline (Oil)  97.75%  B Factor  1.0

PROPRIETARY AND CONFIDENTIAL

Competitive Advantages

Seasoned Management Team

- Industry veterans with a combined 100+ years experience in oil and gas and running public companies
- Substantial history operating together as a team building shareholder value
- Management connections provide access to top-tier industry partners, land owners, and financial sponsors

Proven Execution Capabilities

- CEO has successfully started, run and sold a public E&P company (MHR 1.0)
  - *Built ~$2.1Bn of value in the process*
- CEO delivered a ~2,000%+ increase to market value in < 20 months after joining his second public company (MHR 2.0)
- Clear ability to operate and optimize acreage from past performance

Premier Initial Assets

- Targeting liquids-rich top-tier resource plays, starting with Eagle Ford Shale
- Initial projects are located along the most economic trend in the play
  - *Karnes County is the largest producer of crude oil in Texas by volume*
- Estimated net probable reserves ~405 MBOE per well[1]
- Based on 24 potential drilling locations, total net recoverable reserves could be 9.72MMBOE[2]

(1) Per Netherland, Sewell & Associates, Inc. ("NSAI") report dated October 21, 2016 ("NSAI report"). Based on six potential drilling locations associated with probable reserves.
(2) Estimated based on 24 potential wells multiplied by 405 MBOE net probable reserves per well. Includes potential well locations not currently associated with probable reserves

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 Appendix  PROPRIETARY AND CONFIDENTIAL

 20  Gap Band Project Development Plan   Anacacho  Upper Austin Chalk  Upper Eagle Ford  LowerEagle Ford   Lower Austin Chalk  Buda                185’  67’  New Drill  Dev #3  Dev #2        Additional Drilling Locations  2 - Upper Lower Eagle Ford5 - Lower Eagle Ford7 - Total Locations  Current EFS “M” & “W”Development Pattern  PROPRIETARY AND CONFIDENTIAL  150 gross acres-5 to 8 Well Potential-Excellent Offset Results-3415’ to 3575’ Laterals  500’ Spacing Lwr EFS  500’ Spacing Upr EFS

 21  Gap Band Leasehold Position  PROPRIETARY AND CONFIDENTIAL

PROPRIETARY AND CONFIDENTIAL

Mixon Project Development Plan


SGR [GAPI]
0
250
GR_EDTC [GAPI]
0
250
GR [GAPI]
0
250
10900
11000
11100
11200
11300
Anacacho
Upper Austin Chalk
Lower Austin Chalk
Upper Eagle Ford
Lower Eagle Ford
Buda

8 - Upper Lower Eagle Ford
9 - Lower Eagle Ford
17 - Total Locations

Current EFS "M" & "W" Development Pattern


New Drill
Dev #2
Dev #3
67'
185'
Additional Drilling Locations


277 gross acres
-14 to 25 Well Potential
-Excellent Offset Results
Gap Bend Project
W. E. Lewis A-177
J. W. Looney A-187
Ave 3500' Laterals
Older EFS completion 2012
Mensk #2H
EUR 415 MBO & 1.5 BCF
#3
#1
#2
400' Spacing Lwr EFS
400' Spacing Upr EFS
C. Martinez A-6
FEET

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23  Mixon Leasehold Position  PROPRIETARY AND CONFIDENTIAL

 24  Eagle Ford Geology  Modified from: Condon & Dyman, 2013, Petroleum Systems and Geologic Assessment of Undiscovered Oil and Gas, Navarro and Taylor Groups, Western Gulf Province, Texas, By U.S. Geological Survey Western Gulf Province Assessment Team, U.S. Geological Survey Digital Data Series DDS–69–H   Early Upper Cretaceous Paleogeography & Geologic Section      Karnes - EFS  PROPRIETARY AND CONFIDENTIAL

 25  Eagle Ford Permits  PROPRIETARY AND CONFIDENTIAL  Wells Permitted and Completed as of 10/1/2016

 26  Austin Chalk Permits  PROPRIETARY AND CONFIDENTIAL  Permits Filed Since 1/1/2014

 27  Eagle Ford Regional Extent     Karnes - EFS    Magnum - EFS  PROPRIETARY AND CONFIDENTIAL

 11/16/2016  28  Karnes County Project  Property  Eagle Ford Shale - Shelf  Depth (TVD, ft.)   10,000 - 12,700’   Gross Thickness (ft.)    250 – 300’   Silica Content (%)   10-30%  Clay Content (%)   <20%  TOC (%)   2.0 - 6.0%  Ro (%)   1.0 - 1.27%  Avg. Log Porosity (%)   5-12%  Pressure Gradient (psi/ft.)   0.5 - 0.65  Water Saturation (%)   12 – 35%  Adsorbed Gas (%)   20 – 40%  Gas-in-Place (Bcfe/section)   40 - 150   PROPRIETARY AND CONFIDENTIAL

 Energy Hunter Resources, Inc. 1048 Texan Trail Grapevine, Texas 76051info@energyhunter.energy(844) 887-3250Investor Relations Contact: Anthony AndoraPhone: (720) 317-8927Email: aandora@energyhunter.energy  29  PROPRIETARY AND CONFIDENTIAL  Contact Information